Exhibit 99.1

QT Imaging Pioneers Patient-Centric Breast Imaging Technology through Strategic Partnership

Novato, Calif. - March 7, 2024 - QT Imaging Holdings, Inc. (NASDAQ: QTI) a medical device company engaged in research, development, and commercialization of innovative body imaging systems, is pleased to announce the first commercial sale of a QTI Breast Acoustic CTTM System to True Health Center for Functional Medicine. QTI’s inaugural customer was born as a result of the collaboration with our previously announced strategic distribution partner and represents the business model to be deployed by the company.

The QTI Breast Acoustic CTTM System, featuring the trademarked Breast ACT™ technology, is an advancement in breast imaging. Unlike traditional mammography, this state-of-the-art system offers numerous key advantages to a patient-centric approach. By eliminating uncomfortable breast compression, radiation exposure, and the need for contrast agents or injections, this innovative system prioritizes patient comfort and safety while delivering high-quality, high-resolution 3D images. Also, in overcoming the limitations of traditional methods, the QTI system ensures consistent and reproducible image quality for patients with dense breast tissue or implants, backed by rigorous validation from the National Institutes of Health. Lastly, this NIH-funded technology represents a significant advancement in healthcare imaging, setting a new standard in breast imaging excellence.

“The QTI Breast Acoustic CTTM System represents a leap forward in patient-centric breast imaging. By harnessing the power of our advanced technology and eliminating the discomfort associated with traditional methods, we’re redefining the standard of care and empowering patients with a safer, more comfortable imaging experience.”, said Nasser Pirshafiey, Chief Product Officer at QTI. “This partnership serves as a testament to the advancements in breast imaging technology and as testimonial of our team’s commitment to the commercialization of QTI’s advanced products.”

“As the inaugural customer of QTI’s partnership, True Health Center for Functional Medicine is proud to lead the way in providing our patients with the latest advancements in breast imaging technology. The QTI Breast Acoustic CTTM System’s patient-centric approach aligns perfectly with our commitment to delivering exceptional care while prioritizing comfort and safety,” stated Dr. Kristine Burke at True Health Center for Functional Medicine.

This strategic partnership marks a significant achievement for QTI and serves as a testament to the advancements in breast imaging technology.

For media inquiries, please contact:

Stas Budagov

Chief Financial Officer

About QT Imaging Holdings, Inc.

QT Imaging Holdings, Inc. is a public (NASDAQ: QTI) medical device company engaged in research, development, and commercialization of innovative body imaging systems using low frequency sound waves. QT Imaging Holdings, Inc. strives to improve global health outcomes. Its strategy is predicated upon the fact that medical imaging is critical to the detection, diagnosis, and treatment of disease and that it should be safe, affordable, accessible, and centered on the patient’s experience. For more information on QT Imaging Holdings, Inc., please visit the company’s website at www.qtimaging.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding the strategic partnership between QT Imaging Holdings and our previously disclosed distribution partner, the QTI Breast Acoustic CTTM System, plans for QT Imaging Holdings, new product development and introduction, and product sales growth and projected revenues. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: the ability of the parties to sell and deploy the QTI Breast Acoustic CTTM System, the ability to extend product offerings into new areas or products, the ability to commercialize technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, the ability to attract and retain qualified personnel and the ability to move product sales to production levels. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of QT Imaging’s (and its predecessor, GigCapital5, Inc.) filings with the SEC, and in its other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to QT Imaging Holdings as of the date hereof, and QT Imaging Holdings assumes no obligation to update any forward-looking statement.